UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

October 14, 2015

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court		33014
Miami Lakes, Florida		(Zip Code)
(Address of principal executive offices)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The 2015 Annual Meeting of Stockholders of ERBA Diagnostics, Inc. (the “Company”) is scheduled to be held on December 15, 2015. This date is more than 30 days after the anniversary of the Company’s 2014 Annual Meeting of Stockholders. As a result, in accordance with the Company’s Amended and Restated Bylaws, as amended, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), written notice from a stockholder interested in bringing business before the Company’s 2015 Annual Meeting of Stockholders or nominating a director candidate for election at the Company’s 2015 Annual Meeting of Stockholders, including, any notice on Schedule 14N, must be received at the Company’s principal executive office – 14100 NW 57th Court, Miami Lakes, Florida 33140 – by no later than 5:00 p.m., Eastern time, on October 24, 2015. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Amended and Restated Bylaws, as amended. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting of Stockholders must comply with the requirements, including the deadline, set forth above as well as all the applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

ERBA Diagnostics, Inc.

Dated: October 14, 2015	By:	/s/ Mohan Gopalkrishnan
Mohan Gopalkrishnan,
Chief Executive Officer